Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Formation Jurisdiction
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
Braspenco Industria de Compostos Plasticos Ltda.	Brazil
Canada Film Venture, Inc.	Ontario
Chromatics, Inc.	Connecticut
Colorant Chromatics AB	Finland
Colorant Chromatics AG	Switzerland
Colorant Chromatics Europe B.V.	Netherlands
Colorant Chromatics Trading Shanghai, Ltd.	China
Colorant GmbH	Germany
ColorMatrix Argentina S.A.	Argentina
ColorMatrix Asia Limited	Hong Kong
ColorMatrix-Brazil, LLC	Ohio
ColorMatrix Corporation, The	Ohio
ColorMatrix do Brasil Indústria e Comércio de Pigmentos e Aditivos Ltda.	Brazil
ColorMatrix Europe BV	Netherlands
ColorMatrix Europe Limited	United Kingdom
ColorMatrix Group, Inc.	Delaware
ColorMatrix Holdings, Inc.	Delaware
ColorMatrix Mexico, S.A. de C.V.	Mexico
ColorMatrix Plastic Colorant (Suzhou) Co. Ltd.	China
ColorMatrix Russia LLC	Russia
ColorMatrix South Africa (Pty) Ltd.	South Africa
ColorMatrix South America, Ltd.	British Virgin Islands
ColorMatrix UK Holdings Limited	United Kingdom
Conexus, LLS (f/k/a Conexius, Inc)	Nevada
Gayson Silicone Dispersions, Inc.	Ohio
Geon Development, Inc.	Ohio
Glasforms, Inc.	California
GLS Hong Kong Limited	China
GLS International, Inc.	Illinois
GLS Thermoplastic Alloys (Suzhou) Co., Ltd.	China
GLS Trading (Suzhou) Co., Ltd.	China
Hanna France SARL	France
Juffali-PolyOne Master Batches Company (51%)	Saudi Arabia
LP Holdings Inc.	Canada
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Corp.	Barbados
NEU Specialty Engineered Materials, LLC	Ohio
P.I. Europe C.V.	Netherlands
Polymer Diagnostics, Inc.	Ohio
PolyOne Belgium S.A.	Belgium
PolyOne Canada Inc.	Canada
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Controladora, S.A. de C.V.	Mexico
PolyOne Corporation UK Limited - Trading Company	United Kingdom

Name	Formation Jurisdiction
PolyOne Costa Rica S.A.	Costa Rica
PolyOne CR s.r.o.	Czech Republic
PolyOne de Mexico S.A. de C.V.	Mexico
PolyOne Designed Structures and Solutions LLC	Delaware
PolyOne Deutschland, GmbH	Germany
PolyOne Distribution de Mexico, S. de R.L. de C.V. (f/k/a Spartech de Mexico Distribution Company, S. de R.L. de C.V.)	Mexico
PolyOne Distribution Trading (Shanghai) Co., Ltd.	China
PolyOne DSS Canada Inc.	New Brunswick
PolyOne España, S.L.	Spain
PolyOne Europe Logistics, S.A.	Belgium
PolyOne France S.A.S.	France
PolyOne Funding Canada Corporation	Canada
PolyOne Funding Corporation	Delaware
PolyOne Hong Kong Holding Limited	Hong Kong
PolyOne Hungary, Ltd.	Hungary
PolyOne International Finance Company	Ireland
PolyOne International Trading (Shanghai) Co., Ltd.	China
PolyOne Italy, Srl	Italy
PolyOne Japan K.K.	Japan
PolyOne Korea, Ltd.	Korea
PolyOne LLC	Delaware
PolyOne Luxembourg S.a.R.L.	Luxembourg
PolyOne Management International Holding, S.L. (ETVE)	Spain
PolyOne Management (Shanghai) Co. Ltd.	China
PolyOne Manufacturing de Mexico, S. de R.L. de C.V. (f/k/a Spartech de Mexico, S. de R.L. de C.V.)	Mexico
PolyOne Manufacturing S.A.R.L. (f/k/a Spartech International Manufacturing S.A.R.L.)	Luxembourg
PolyOne Poland Manufacturing, Sp.z.o.o.	Poland
PolyOne Polimeks Plastik Tic. ve. San. A.S.	Turkey
PolyOne Polymers India Pvt. Ltd	India
PolyOne Shanghai, China	China
PolyOne Shenzhen Co. Ltd.	China
PolyOne Singapore Pte Ltd.	Singapore
PolyOne Suzhou, China	China
PolyOne Sweden, A.B.	Sweden
PolyOne Tekno Polimer Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Tekno Ticaret Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Termoplásticos do Brasil Ltda.	Brazil
PolyOne Th. Bergmann, GmbH	Germany
PolyOne Tianjin, China	China
PolyOne Vinyl Compounds Asia Holdings Limited	British Virgin Islands
PolyOne (Dongguan) Vinyl Compounds Company Ltd.	China
Prestadora de Servicios Industriales de Personal, S.A. de R.L. de C.V.	Mexico
Seola Aps	Denmark
Shanghai Colorant Chromatics Co., Ltd.	China
Spartech Color and Specialty Compounds UK Limited	United Kingdom
Spartech de Mexico Holding Company, S. de R.L. de C.V.	Mexico
Spartech France Holdings, L.P.	Delaware

Name	Formation Jurisdiction
Spartech International Distribution C.V.	Netherlands
Spartech Luxembourg Holding Co. S.A.R.L.	Luxembourg
Spartech Mexico Holding Company	Missouri
Spartech Mexico Holding Company Two	Missouri
Spartech Mexico Holdings, LLC	Missouri
Spartech, S.A.S	France
Star Color Co., Ltd.	Thailand
Uniplen Indústria de Polímeros Ltda.	Brazil